Exhibit 99

Ingredion Incorporated	NEWS RELEASE
5 Westbrook Corporate Center
Westchester, IL 60154	CONTACT: Investors: Aaron Hoffman, 708-551-2592 Media: Claire Regan, 708-551-2602

INGREDION INCORPORATED REPORTS SECOND QUARTER 2014 RESULTS

•                  Second quarter 2014 EPS rose 13 percent to $1.35 from $1.20 in the second quarter 2013

•                  Year-to-date EPS was $2.31, down 11 percent from $2.61 in the year-ago period

•                  Volumes increased in every region in both the second quarter and the first half of 2014

•                  The Company entered into an accelerated share repurchase agreement under which it will repurchase $300 million or up to 4 million shares of its common stock

•                  Annual EPS guidance narrowed to $5.40 to $5.70

WESTCHESTER, Ill., July 30, 2014 — Ingredion Incorporated (NYSE: INGR), a leading global provider of ingredient solutions to diversified industries, today reported results for the second quarter 2014.

“We are pleased to deliver a good second quarter that reflects the overall positive trajectory of our business,” said Ilene Gordon, chairman, president and chief executive officer.  “Volumes were up in all four regions.  North America, Asia Pacific and EMEA delivered strong operating income results.  In South America, operating income improved in Brazil and Colombia but was offset by anticipated year-over-year declines in Argentina.

“Today, we have also entered into an accelerated share repurchase agreement.  This serves two purposes.  First, we believe it is appropriate to return additional cash to shareholders even as we continue to look for strategic acquisitions.  These actions support our strategy to deploy cash in shareholder friendly ways.  Second, we will benefit from the EPS accretion this year and next,” Gordon added.

-more-

Estimated factors affecting change in diluted earnings per share (EPS)

	2Q14	1H14
Margin	0.08	(0.31)
Volume	0.13	0.15
Foreign exchange	(0.03)	(0.14)
Other income	0.02	0.02
Total operating items	0.20	(0.28)

Financing costs	(0.01)	(0.01)
Shares outstanding	0.05	0.09
Tax rate	(0.09)	(0.08)
Non-controlling interest	—	(0.02)
Total non-operating items	(0.05)	(0.02)
Total items affecting EPS	0.15	(0.30)

Financial Highlights

•                  At June 30, 2014, total debt and cash and cash equivalents were $1.77 billion and $592 million, respectively, versus $1.81 billion and $574 million, respectively, at December 31, 2013.

•                  During the second quarter of 2014, net financing costs were $17 million, compared to $16 million in the year-ago period.

•                  The second quarter effective tax rate was 28.1 percent compared to 21.9 percent in the year-ago period.  Two significant, discrete items recorded in the second quarter of last year reduced the rate in the quarter to substantially less than the 26.3 percent for the full year.

•                  The year-to-date cash flow provided by operations was $229 million compared to $112 million in the year-ago period.

•                  For the first six months, capital expenditures, net of disposals, were $116 million compared to $132 million last year.

Business Review

Total Ingredion

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
Second quarter	1,633	-55	63	-158	1,483	-9%
Year-to-date	3,217	-147	65	-295	2,840	-12%

Operating income

•                  Second quarter 2014 operating income increased 16 percent to $163 million compared to $140 million in the second quarter of 2013.  Strength in EMEA and APAC and improved results in North America were slightly offset by a small decline in South America.

•                  Year-to-date 2014 operating income fell 10 percent from $315 million to $285 million largely as a result of on-going weakness in South America and a weaker-than-expected first quarter in North America.

North America

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
Second quarter	977	-8	27	-176	820	-16%
Year-to-date	1,887	-19	9	-321	1,556	-18%

Operating income

•                  Second quarter 2014 operating income increased 6 percent to $110 million compared to $104 million in the second quarter of 2013.  The increase was driven primarily by strength in Mexico and Canada.

•                  Year-to-date 2014 operating income fell 17 percent from $212 million to $176 million as strength in Mexico was offset by the impact of severe weather in the first quarter of 2014.

South America

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
Second quarter	321	-50	11	23	305	-5%
Year-to-date	670	-121	23	27	599	-11%

Operating income

•                  Second quarter 2014 operating income fell 5 percent to $16 million compared to $17 million in the second quarter of 2013.  Improved results in Brazil and Colombia were more than offset by continuing challenges in Argentina.

•                  Year-to-date 2014 operating income fell 24 percent from $61 million to $46 million as recovery in Brazil was more than offset by continued adverse conditions in Argentina.

Asia Pacific

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
Second quarter	200	-1	18	-14	203	+1%
Year-to-date	396	-12	23	-18	389	-2%

Operating income

•                  Second quarter 2014 operating income increased 17 percent to $28 million compared to $24 million in the second quarter of 2013.  Operating income grew in almost every country served in the region.

•                  Year-to-date 2014 operating income rose 14 percent from $47 million to $53 million behind strong results in South Korea, China and Thailand.

Europe, Middle East, Africa (EMEA)

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
Second quarter	136	4	7	8	155	+14%
Year-to-date	265	4	10	17	296	+12%

Operating income

•                  Second quarter 2014 operating income increased 50 percent to $25 million compared to $17 million in the second quarter of 2013.  Operating income was strong in both Europe and Pakistan.

•                  Year-to-date 2014 operating income rose 28 percent from $36 million to $47 million largely as a result of strength in both Europe and Pakistan.

Accelerated Share Repurchase (ASR)

The Company has entered into an Accelerated Share Repurchase (ASR) agreement with JPMorgan Chase Bank, National Association (JPMorgan).  Under the terms of the ASR, Ingredion has agreed to repurchase $300 million of its common stock from JPMorgan, in total, with an initial delivery of approximately 3.1 million shares, representing 80% of the shares anticipated to be repurchased based on current market prices. The final number of shares to be repurchased will be based on the volume-weighted average price, less a discount, of our common stock during the term of the transaction, which is expected to be completed no later than the end of the fourth quarter of 2014.  The ASR is part of our existing share repurchase program, which had 4.0 million shares available for purchase as of July 30, 2014, and the maximum number of shares to be repurchased under the ASR is limited to 4.0 million shares.

2014 Guidance

2014 EPS is expected to be in a range of $5.40 to $5.70 compared to $5.05 in 2013.  The guidance anticipates continued cost pressures in Argentina and softness in the Brazilian economy; ongoing strong performance in Mexico; and, an effective tax rate of 27 - 28 percent.  In-line with previous guidance, operating income in Asia Pacific and EMEA is expected to be up, while North American operating income is expected to be flat to slightly up.  South America is now expected to be slightly down.  As a result of lower input costs, sales are expected to drop significantly for the total Company.

Cash generated by operations is expected to be approximately $700 - 750 million in 2014.

Capital expenditures in 2014 are anticipated to be approximately $300 million.  These investments will support growth and cost reduction actions across the organization.

Conference Call and Webcast

Ingredion will conduct a conference call today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to be hosted by Ilene Gordon, chairman, president and chief executive officer, and Jack Fortnum, chief financial officer.

The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Ingredion web site at www.ingredion.com. The presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.ingredion.com.

ABOUT THE COMPANY

Ingredion Incorporated (NYSE:INGR) is a leading global ingredients solutions provider specializing in nature-based sweeteners, starches and nutrition ingredients. With customers in more than 100 countries, Ingredion serves approximately 60 diverse sectors in food, beverage, brewing, pharmaceuticals and other industries. For more information, visit www.ingredion.com.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.

Forward-looking statements include, among other things, any statements regarding the Company’s prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing.

These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.”

These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of global economic conditions, including, particularly, continuation or worsening of the current economic, currency and political conditions in South America and economic conditions in Europe, and their impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; availability of raw materials, including tapioca and the specific varieties of corn upon which our products are based; energy issues in Pakistan; boiler reliability; our ability to effectively integrate and operate acquired businesses; our ability to achieve budgets and to realize expected synergies; our ability to complete planned maintenance and investment projects successfully and on budget; labor disputes; genetic and biotechnology issues; changing consumption preferences including those relating to high fructose corn syrup; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports on Forms 10-Q and 8-K.

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
(In millions, except per share amounts)	2014	2013	%	2014	2013	%
Net sales before shipping and handling costs	$1,568.2	$1,715.4	(9)%	$3,003.0	$3,377.9	(11)%
Less: shipping and handling costs	85.5	82.0	4%	163.2	160.6	2%
Net sales	$1,482.7	$1,633.4	(9)%	$2,839.8	$3,217.3	(12)%
Cost of sales	1,186.8	1,357.4	(13)%	2,294.1	2,635.7	(13)%
Gross profit	$295.9	$276.0	7%	$545.7	$581.6	(6)%

Operating expenses	137.2	138.5	(1)%	269.6	274.1	(2)%
Other (income), net	(3.9)	(2.6)		(8.8)	(7.7)
Operating income	$162.6	$140.1	16%	$284.9	$315.2	(10)%
Financing costs, net	17.2	16.3	6%	33.8	33.0	2%
Income before income taxes	$145.4	$123.8	17%	$251.1	$282.2	(11)%
Provision for income taxes	40.8	27.1		71.3	73.5
Net income	$104.6	$96.7	8%	$179.8	$208.7	(14)%
Less: Net income attributable to non-controlling interests	2.0	1.6	25%	4.6	2.9	59%
Net income attributable to Ingredion	$102.6	$95.1	8%	$175.2	$205.8	(15)%

Earnings per common share attributable to Ingredion Common Shareholders:

Weighted average common shares outstanding:
Basic	74.9	77.6		74.8	77.5
Diluted	76.0	78.9		75.9	78.8

Earnings per common share of Ingredion:
Basic	$1.37	$1.22	12%	$2.34	$2.65	(12)%
Diluted	$1.35	$1.20	13%	$2.31	$2.61	(11)%

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Balance Sheets

(In millions, except share and per share amounts)	June 30, 2014	December 31, 2013
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$592	$574
Accounts receivable — net	861	832
Inventories	784	723
Prepaid expenses	21	17
Deferred income taxes	48	68
Total current assets	2,306	2,214

Property, plant and equipment — net	2,154	2,156
Goodwill	532	535
Other intangible assets — net	305	311
Deferred income taxes	12	15
Investments	4	11
Other assets	118	118
Total assets	$5,431	$5,360

Liabilities and equity
Current liabilities
Short-term borrowings	$55	$93
Accounts payable and accrued liabilities	684	727
Total current liabilities	739	820

Non-current liabilities	156	163
Long-term debt	1,715	1,717
Deferred income taxes	213	207
Share-based payments subject to redemption	17	24

Equity
Ingredion stockholders’ equity:
Preferred stock — authorized 25,000,000 shares-$0.01 par value, none issued	—	—
Common stock — authorized 200,000,000 shares-$0.01 par value — 77,810,875 and 77,672,670 shares issued at June 30, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	1,168	1,166
Less: Treasury stock (common stock; 2,962,486 and 3,361,180 shares at June 30, 2014 and December 31, 2013, respectively) at cost	(200)	(225)
Accumulated other comprehensive loss	(562)	(583)
Retained earnings	2,157	2,045
Total Ingredion stockholders’ equity	2,564	2,404
Non-controlling interests	27	25
Total equity	2,591	2,429

Total liabilities and equity	$5,431	$5,360

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(In millions)	2014	2013

Cash provided by operating activities:
Net income	$180	$209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98	98
Decrease in margin accounts	17	14
Increase in other trade working capital	(103)	(276)
Other	37	67
Cash provided by operating activities	229	112

Cash used for investing activities:
Capital expenditures, net of proceeds on disposals	(116)	(132)
Short-term investments	—	19
Other	—	2
Cash used for investing activities	(116)	(111)

Cash used for financing activities:
Proceeds from (payments on) borrowings, net	(41)	19
Issuance of common stock, net	9	10
Dividends paid (including to non-controlling interests)	(65)	(52)
Excess tax benefit on share-based compensation	3	—
Cash used for financing activities	(94)	(23)

Effect of foreign exchange rate changes on cash	(1)	(18)
Increase (decrease) in cash and cash equivalents	18	(40)
Cash and cash equivalents, beginning of period	574	609
Cash and cash equivalents, end of period	$592	$569

Ingredion Incorporated (“Ingredion”)

Supplemental Financial Information

(Unaudited)

I.  Geographic Information of Net Sales and Operating Income

	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
(Dollars in millions)	2014	2013	%	2014	2013	%
Net Sales
North America	$819.5	$976.8	(16)%	$1,556.4	$1,886.7	(18)%
South America	304.8	320.8	(5)%	598.6	669.5	(11)%
Asia Pacific	203.2	200.2	1%	388.5	395.7	(2)%
EMEA	155.2	135.6	14%	296.3	265.4	12%
Total	$1,482.7	$1,633.4	(9)%	$2,839.8	$3,217.3	(12)%

Operating Income
North America	$110.4	$103.9	6%	$175.5	$211.6	(17)%
South America	16.4	17.3	(5)%	46.3	60.6	(24)%
Asia Pacific	27.5	23.6	17%	53.2	46.7	14%
EMEA	25.3	16.9	50%	46.5	36.2	28%
Corporate (a)	(17.0)	(21.6)	(21)%	(36.6)	(39.9)	(8)%
Total	$162.6	$140.1	16%	$284.9	$315.2	(10)%

(a)    Includes a $5 million gain from the sale of a non-consolidated affiliate and $4 million of costs relating to product liability claims for the three and six months ended June 30, 2014.